UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 30, 2022 (March 24, 2022)

Clearday, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Village Drive, Suite 106, San Antonio, TX 78217

(Address of Principal Executive Offices) (Zip Code)

(210) 451-0839

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CLRD	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

MCA Westover Hills Operating Company, LLC (“MCA”), a subsidiary of Clearday, Inc. (“Clearday” or the “Company”), entered into a Merchant Agreement dated as of March 24, 2022 (“Merchant Agreement”), with PIRS Capital, LLC (“Merchant”). Under the Merchant Agreement, MCA sold to Merchant a specified percentage of its future receivables (as defined by the Merchant Agreement, which include the future resident revenues in the Westover Hills residential care facility owned by MCA) equal to $299,375 for $239,500, less origination and other fees of $5,189 or a net amount of $234,311. Merchant has specified customary collection procedures for the collection and remittance of the weekly payable amount including direct payments from a specified authorized bank account of approximately $1,547 per business day. The Merchant Agreement expressly provides that the sale of the future receivables shall be construed and treated for all purposes as a true and complete sale of receivables at a discount, and not a loan. The Merchant Agreement provides that the title to the sold future receivables is transferred to Merchant free and clear of all liens. The Merchant Agreement also includes customary provisions regarding, among other matters, representations, warranties and covenants, indemnification, arbitration, governing law and venue and the exercise of remedies upon a breach or default. The Merchant Agreement also provides for the grant by MCA of a security interest in the future receivables and other related collateral under the Uniform Commercial Code in accounts and proceeds.

The obligations of MCA under the Merchant Agreement are irrevocably, absolutely, and unconditionally guaranteed by James Walesa, the Company’s Chairman and Chief Executive Officer. The Guaranty, also dated March 24, 2022, by Mr. Walesa to Merchant provides customary provisions, including representations, warranties and covenants.

The foregoing descriptions of the Merchant Agreement and the related Guaranty by Mr. Walesa are not complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of the Company, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks regarding the Company and its business, generally; risks related to the Company’s ability to correctly estimate and manage its operating expenses and develop its innovate non-acute care businesses and the acceptance of its proposed products and services, including with respect to future financial and operating results; the ability of the Company to protect its intellectual property rights; competitive responses to the Company’s businesses including its innovative non-acute care business; unexpected costs, charges or expenses; regulatory requirements or developments; changes in capital resource requirements; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and the registration statement regarding the Company’s previously announced merger, that was filed and declared effective. The Company can give no assurance that the actual results will not be materially different than those based on the forward looking statements. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

10.1	Merchant Agreement dated as of March 24, 2022 by and among MCA Westover Hills Operating Company, LLC (“MCA”) and PIRS Capital, LLC (“Merchant”) and the related Guaranty dated as of March 24, 2022 by James Walesa.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARDAY, INC.

	By:	/s/ James Walesa
	Name:	James Walesa
	Title:	Chief Executive Officer
Dated March 30, 2022